Exhibit 10.1


                      INSIGHT COMMUNICATIONS COMPANY, INC.
                           1999 EQUITY INCENTIVE PLAN

                         RESTRICTED SHARES CANCELLATION
                                       AND
                         DEFERRED STOCK AWARD AGREEMENT

     AGREEMENT, dated as of March 15, 2005 ("Grant Date"), between Insight Communications Company, Inc., a Delaware corporation (the "Company"), and John Abbot (the "Grantee").


                              W I T N E S S E T H:

     WHEREAS, the Company has previously granted 75,000 restricted shares of its common stock, $.01 par value ("Common Stock") to the Grantee, of which 60,000 shares (the "Restricted Shares") remain subject to a substantial risk of forfeiture; and

     WHEREAS, the Board of Directors of the Company (the "Board"), upon the authorization and direction of the Compensation Committee of the Board (the
"Committee"), has determined that it would be in the best interests of the Company to allow the Grantee to surrender all such Restricted Shares and to grant deferred stock ("Deferred Stock") to the Grantee as documented herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. SURRENDER OF RESTRICTED SHARES AND GRANT OF DEFERRED STOCK. Subject to the terms and conditions set forth herein, the Grantee hereby surrenders all outstanding Restricted Shares held by the Grantee effective as of the date hereof, and the Company hereby grants to the Grantee, as of the date hereof, 60,000 shares of Deferred Stock.

     2. TRANSFER RESTRICTIONS. The Deferred Stock granted herein may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any subsidiary of the Company. The Deferred Stock shall be subject to a risk of forfeiture upon the Grantee's Termination of Employment (as defined in Section 6 below) until the end of the Vesting Date (as defined in SECTION 6 below).

     3. CANCELLATION OF STOCK CERTIFICATES FOR RESTRICTED SHARES. Upon execution of this agreement, (i) the Grantee shall deliver to the Company a stock certificate or certificates representing all of the Restricted Shares, either endorsed to the Company's order or accompanied by a stock power endorsed to the Company's order, or other appropriate documentation if the Shares are uncertificated, and (ii) an appropriate officer of the Company shall direct the transfer

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agent and registrar of the Company's  Common Stock to make  appropriate  entries upon their records showing cancellation of the certificate or certificates for such Restricted Shares.

     4. DELIVERY OF COMMON STOCK IN SETTLEMENT OF DEFERRED STOCK. The Company will deliver Common Stock certificates to the Grantee in settlement of all vested shares of Deferred Stock on the last business day of the week ending (i) at six months after the Grantee's Termination of Employment or, (ii) if the Company's common stock as of the Grantee's Termination of Employment is not publicly tradable on an established securities exchange or otherwise, the week after the Grantee's Termination of Employment (the "Settlement Date"); provided, however, that no such delivery shall be made until the Grantee has delivered to the Company the amount necessary for the Company to satisfy its federal, state and local employment and income tax withholding obligation as provided in
Section 11.

     The Grantee shall have no right to receive the Common Stock certificates in settlement of the Deferred Stock until the Settlement Date and shall have no rights as a stockholder of the Company with respect to the Deferred Stock until the Company delivers such Common Stock certificates. Upon issuance of the shares of Common Stock in the Grantee's name in settlement of the Deferred Stock, the Grantee will be the holder of record of such Common Stock and will have all rights of a shareholder with respect to such shares (including the right to vote such shares at any meeting of shareholders of the Company and the right to receive all dividends paid with respect to such shares).

     5. DIVIDEND EQUIVALENTS ON DEFERRED STOCK. Whenever dividends are paid or distributions made with respect to shares of Common Stock, the Grantee will be credited with "Dividend Equivalents" (i.e., the right to receive payments equal to dividends or property, if and when paid or distributed, on a specified number of shares of Common Stock, or such other securities of the Company as may be substituted or resubstituted for such shares) with respect to the Deferred Stock credited to the Grantee as of the record date for such dividend or distribution. Such Dividend Equivalents will credited to the Grantee in the form of additional shares of Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the fair market value of a share of Common Stock at the payment date of the dividend or distribution (rounding to the nearest whole number of shares). The additional Deferred Stock credited to Grantee pursuant to this Section 5 will be subject to the same vesting and delivery conditions that apply to the shares of Deferred Stock with respect to which the Dividend Equivalents are issued.

     6. VESTING. The number of shares of Deferred Stock set forth below shall vest as of the "Vesting Dates" specified in the Table below, provided that the Grantee has not had a Termination of Employment (as defined below) prior to such Vesting Date.

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                                             Number of shares of
                                                Deferred Stock
                     Vesting Date                  Vesting
              ---------------------------- -------------------------
                        3/1/06                      15,000
                        3/1/07                      15,000
                        3/1/08                      15,000
                        3/1/09                      15,000


     For purposes of this Agreement, the Grantee will have a "Termination of Employment" on the date the Grantee ceases, for any or no reason, to provide services to the Company or any of its subsidiaries. Except as provided in
Section 7, if the Grantee's has a Termination of Employment prior to the Vesting Date, the Grantee will immediately forfeit all remaining unvested shares of Deferred Stock, and all of the Grantee's rights to and interest in such remaining unvested Deferred Stock shall terminate upon forfeiture without payment of any consideration.

     7. ACCELERATION OF VESTING. Notwithstanding Section 6, upon the Grantee's Termination of Employment due to death or disability (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")), all shares of Deferred Stock granted hereunder shall immediately vest.

     8. NO SPECIAL EMPLOYMENT RIGHTS. Neither the granting nor the vesting of the Deferred Stock under this Agreement shall be construed to confer upon the Grantee any right with respect to the continuation of the Grantee's employment by the Company (or any affiliate of the Company) or interfere in any way with the right of the Company (or any affiliate of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Grantee from the rate in existence as of the date hereof.

     9. INVESTMENT INTENT; TRANSFER RESTRICTIONS. The Grantee will acquire any Common Stock issued in settlement of the Deferred Stock for the Grantee's own account for investment purposes only and not with a present view to, or for resale in connection with, any distribution thereof, or any direct or indirect participation in any such distribution, in whole or in part, within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). No arrangement exists between the Grantee and the Company and any other person regarding the resale or distribution of any Common Stock to be delivered in settlement of the Deferred Stock. The Grantee understands that the right to transfer unrestricted shares of Common Stock obtained upon settlement of the Deferred Stock is not permitted absent registration under the Securities Act or an exemption therefrom.

     The Company may, without liability for its good faith actions, place legend restrictions upon the Common Stock obtained upon settlement of the Deferred Stock and issue "stop transfer" instructions requiring compliance with applicable securities laws and the terms of the Restricted Shares.

     Grantee represents and warrants to the Company that Grantee is the record and beneficial owner of Restricted Shares. Grantee owns the Restricted Shares free and clear of all claims, charges, equities, liens, security interests, pledges, mortgages or encumbrances (other than (i) as will be discharged on or prior to the date hereof and (ii) any restrictions under the Securities Act or state securities laws).


     10. AMENDMENT. The Board or the Committee may amend this Agreement with the consent of the Grantee when and subject to such conditions as are deemed to be in the best interests of the Company.

     11. TAX WITHHOLDING. Whenever any Common Stock is delivered in settlement of Deferred Stock under the terms of this Agreement (a "Taxable Event"), the Grantee must remit or, in appropriate cases, agree to remit when due, the minimum amount necessary for the Company to satisfy all of its federal, state and local withholding tax requirements relating to such Taxable Event. The
Committee may require the Grantee to satisfy these minimum withholding tax obligations by any (or a combination) of the following means: (i) a cash payment; (ii) withholding from compensation otherwise payable to the Grantee;
(iii) authorizing the Company to withhold from the shares of Common Stock deliverable to the Grantee in settlement of Deferred Stock a number of shares having a fair market value, as of the Settlement Date, less than or equal to the amount of the withholding obligation; or (iv) delivering to the Company unencumbered "Mature Shares" (as defined below) of Common Stock having a fair market value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding obligation.

     The Company shall not deliver any shares of Common Stock in settlement of Deferred Stock unless the Grantee remits (or in appropriate cases agrees to remit) all withholding tax requirements relating to the Taxable Event in accordance with this Section 11.

     The term "Mature Shares" as used herein shall mean shares of Common Stock for which the holder has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     12. FICA WITHHOLDING. Notwithstanding any provision herein to the contrary, the Grantee must remit or, in appropriate cases, agree to remit when due, the amount necessary for the Company to satisfy all of its FICA withholding requirements with respect to the vesting of Deferred Stock. The Committee may require the Grantee to satisfy this FICA withholding obligations by any (or a combination) of the following means: (i) a cash payment; (ii) withholding from compensation otherwise payable to the Grantee; or (iii) delivering to the Company unencumbered "Mature Shares" (as defined in Section 11 above) of Common Stock having a fair market value, as of the date the FICA withholding obligation arises, less than or equal to the amount of the withholding obligation.

     13. NOTICES. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address as appearing on the records of the Company. Such

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communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by HAND.

     14. INTERPRETATION. The Board or the Committee shall interpret and construe the terms and provisions of this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder. The Deferred Stock has not been granted pursuant to the Insight Communications Company, Inc. 1999 Equity Incentive Plan, and any shares of Common Stock deliverable in settlement of the Deferred Stock to the Grantee shall be issued from the authorized and unissued shares of Common Stock.

     15. GOVERNING LAW. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.



                                     INSIGHT COMMUNICATIONS COMPANY, INC.


                                     By:
                                        --------------------------------------

                                     GRANTEE:
                                             ---------------------------------
                                                       John Abbot